Exhibit 3.1
                                                Restated Certificate of
                                                Incorporation of the
                                                Seller



                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                    FIRST MERCHANTS ACCEPTANCE CORPORATION

                        (INCORPORATED MARCH 22, 1991)

     This Restated Certificate of Incorporation was duly adopted in accordance with Sections 245 and 242 of the Delaware General Corporation Law.

                                  ARTICLE I

                                     NAME

     The name of the corporation is First Merchants Acceptance Corporation (the "Corporation").

                                  ARTICLE II

            ADDRESS OF REGISTERED OFFICE; NAME OF REGISTERED AGENT

     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Kent County, Dover, Delaware 19904; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE III

                                   PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                CAPITAL STOCK

     SECTION 4.1. TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 20,800,000 shares, consisting of 20,000,000 shares of a class designated as voting common stock, par value $.01 per share ("Voting Common Stock"), 300,000 shares of a class designated as Class B nonvoting common stock, par value $.01 per share ("Nonvoting Common Stock") and 500,000 shares of Preferred Stock, par value $100 per share ("Preferred Stock"). The Voting Common Stock and Nonvoting Common Stock are sometimes collectively hereinafter referred to as "Common Stock."

     SECTION 4.2. COMMON STOCK. The designations, and the powers, preferences, rights, qualifications, limitations and restrictions of the Voting Common Stock and Nonvoting Common Stock are as follows:

          a. The Voting Common Stock and Nonvoting Common Stock shall have identical rights and privileges in every respect, except as set forth in clause (c) below.
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         b.   The holders of shares of Voting Common Stock and Nonvoting
     Common Stock shall be entitled to receive such dividends, payable in cash, property, stock or otherwise, as may be declared thereon by the Board of Directors of the Corporation at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however, that (i) except as provided in clause (b) (ii) below,
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     all dividends (including, without limitation, any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into shares of capital stock of the Corporation) shall be shared equally and ratably by holders of shares of Voting Common Stock and Nonvoting Common Stock as if all such shares were of a single class, and (ii) dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) shall be paid

            (x) in the form of Voting Common Stock (or rights to subscribe for or purchase Voting common Stock or securities or indebtedness convertible into Voting Common Stock) on outstanding Voting Common Stock, and

            (y) in the form of Nonvoting Common Stock (or rights to subscribe for or purchase Nonvoting Common Stock or securities or
        indebtedness  convertible   into  Nonvoting  Common  Stock)   on
        outstanding Nonvoting Common Stock,

and the number of shares of Voting Common Stock (or rights to purchase shares of Voting Common Stock or securities or indebtedness convertible into shares of Voting Common Stock) payable as a dividend in respect of a share of Voting Common Stock shall equal the number of shares of Nonvoting Common Stock (or rights to purchase shares of Nonvoting Common Stock or securities or indebtedness convertible into shares of Nonvoting common Stock) contemporaneously payable as a dividend in respect of a share of Nonvoting Common Stock.

         c. The shares of Voting Common Stock shall be fully voting stock at the rate of one vote for each share of Voting Common Stock held. The holders of Nonvoting Common Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation except as otherwise expressly required by law, in which case holders of Nonvoting Common Stock shall vote (at the rate of one vote for each share of Nonvoting Common Stock held) with holders of Voting Common Stock as a single class on such matter unless otherwise required by law.

         d. Upon any liquidation, dissolution, or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Voting
     Common Stock and Nonvoting Common Stock according to their respective shares and treated as a single class. For the purpose of this clause (d), neither the merger nor the consolidation of the Corporation
     ----------
     into or with another corporation, or the merger or consolidation of any other corporation into or with the Corporation, or the voluntary sale, conveyance, exchange, transfer, or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

         e. Each share of Nonvoting Common Stock shall be convertible into one share (subject to appropriate adjustment if there shall be any stock dividend, share combination, stock split, reverse stock split, or similar change in Voting Common Stock or Nonvoting Common Stock after date hereof) of Voting Common Stock, at any time and from time to time,
     (i) if the holder thereof is not a "bank holding company" or an affiliate of a "bank holding company" under the Bank Holding Company Act of 1954, as amended (the "BHC Act"), then at the option of the holder thereof, or (ii) if the holder thereof is a "bank holding company" or an affiliate of a "bank holding company" under the BHC Act, then upon delivery to the Corporation of a certificate signed by or on behalf of such holder or holders to the effect that such holder and its affiliates would hold less than 5% of the outstanding
     Voting Common Stock after giving effect to such conversion, assuming the conversion by the holder and its affiliates of all securities convertible into Common Stock owned by them and the exercise by the holder and its affiliates of all warrants, options and rights to acquire Common Stock and without giving effect to the exercise of such convertible securities, options, warrants or rights by any other party, in form and substance reasonably acceptable to the Corporation. Any conversion of shares of Nonvoting Common Stock into share of Voting Common Stock pursuant to this clause (e) shall be effected by the delivery to the Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted and, in the case of clause (e) (ii) above, accompanied by the required
                         ---------------
     certificate described therein.

         f.   Each share of Voting Common Stock shall be convertible into one share (subject to appropriate adjustment if there shall be any stock dividend, share combination, stock split, reverse stock split, or similar change in Voting Common Stock or Nonvoting Common Stock after the date hereof) of Nonvoting Common Stock, at any time and time to time, at the option of the holder thereof. Any conversion of shares of Voting Common Stock into shares of Nonvoting Common Stock pursuant to this clause (f) shall be effected by the delivery to the
                      ----------
     Corporation at its principal executive office of the certificates representing shares to be converted, duly endorsed, together with written instructions that the shares are to be converted.

         g. If the Corporation effects a subdivision or consolidation of shares or other capital readjustment or other increase or reduction in the number of shares outstanding of Voting Common Stock or Nonvoting Common Stock without receiving fair value therefor in money, services, or property, the number of outstanding shares of the Voting Common Stock and Nonvoting Common Stock of the Corporation outstanding shall concurrently (a) in the event of an increase in the number of outstanding shares, be proportionately increased, and (b) in the event of a reduction in the number of outstanding shares, be proportionately reduced.

     SECTION 4.3.  PREFERRED STOCK.

          a. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications,limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

          b. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this
     Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issuance of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

               (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the Par value thereof;

              (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

             (iii) whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

              (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

               (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

              (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

             (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

            (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

              (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or "cries shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

          c. The amendment of the terms of any certificate of designations of any series of the Preferred Stock of which shares are outstanding shall require only (i) that the Board of Directors adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the holders of such series of Preferred Stock for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders by the holders of such series of Preferred Stock (in either event, subject to the ability of such holders to act by written consent in lieu of voting at a meeting if such ability is provided in the certificate of designations of such series), and (ii) that the holders of a majority (or such greater number as may be required
     by  the  certificate  of   designations  of  such  series)  of  the
     outstanding shares of such series of Preferred Stock have voted in favor of the amendment. Except for holders of a series of Preferred Stock the terms of which are being amended, no holder of Common Stock and no holder of any series of Preferred Stock shall be entitled to vote upon such amendment unless the rights of such holders would be adversely affected by such amendment or such vote shall otherwise be required by law or by any certificate of designation of any series of Preferred Stock.


                                  ARTICLE V

                             PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

                                  ARTICLE VI

                              BOARD OF DIRECTORS

     SECTION 6.1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

     SECTION 6.2. VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

     SECTION 6.3. REMOVAL OF DIRECTORS. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                 ARTICLE VII

               STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

     Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless all of the Corporation's Common Stock is held of record by one stockholder. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office.
Elections of directors need not be by written ballot, unless otherwise provided in the bylaws of the Corporation.

                                 ARTICLE VIII

                     LIMITATION ON LIABILITY OF DIRECTORS

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware as it may from time to time be amended or any successor provision thereto; or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article VIII the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of amendment, repeal or modification.

                                  ARTICLE IX

                             AMENDMENT OF BYLAWS

     The Board of Directors shall have power by the affirmative vote of the majority of the members of the Board of Directors then in office to adopt, amend, alter, change and repeal any bylaws of the Corporation. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law), the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter, change or repeal any bylaws of the Corporation.



                                  ARTICLE X

                  AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (i) a majority of the members of the Board of Directors then in office and (ii) the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE XI

                                 SEVERABILITY

     In the event that any of the provisions of this Amended and Restated Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements set forth herein are true under the penalty of perjury this 21st day of September , 1994.

                                   FIRST MERCHANTS
ATTEST                             ACCEPTANCE CORPORATION


___________________________        __________________________
Name:                              Name:
Title:  Assistant Secretary        Title:  President